UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2006

Laser Master International, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	2-76262-NY	11-2564587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 First Street, Harrison, NJ	07029
(Address of principal executive offices)	(Zip Code)

(973) 482-7200

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|__|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|__|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|__|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|__|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 29, 2006, we completed the sale of our office and printing plant in Harrison, New Jersey to Beechwood Mountain Realty LLC, an unrelated purchaser. The contract for sale at this property was reported in our Quarterly Report on Form 10-QSB for the quarter ended August 31, 2005. The initial purchase price of $12,500,000 called for by the contract was reduced by $500,000, reflecting a credit to the purchaser for certain necessary repairs and other adjustments.

Of the total purchase price, $10,750,000 was paid in cash and $1,250,000 was paid by the purchaser's promissory note carrying no interest and payable 30 days from the date of closing. Approximately $4,000,000 of the proceeds was allocated to an escrow account intended to satisfy the requirements of Section 1031 of the Internal Revenue Code. Section 1031 permits us to avoid paying current taxes on the amount of proceeds deposited in escrow  to acquire replacement property  if we apply those proceeds to acquire the replacement property within 6 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASER MASTER INTERNATIONAL, INC.

Date:   July 6, 2006

By:      /s/ Mendel Klein______________

Mendel Klein, Chief Executive Officer